Asset Purchase Agreement

This Asset Purchase Agreement is dated March 18, 2016 (“Agreement”) and is by and between LeMaitre Vascular, Inc. with offices at 63 Second Avenue, Burlington, MA 01803 (“LMAT”) and Hancock Jaffe Laboratories, Inc. with offices at 70 Doppler, Irvine, CA 92618 (“HJL” and together with LMAT, the “Parties”).

WHEREAS, HJL owns and operates a business (“ProCol® Business”) that consists of the development, manufacture and sale of the ProCol® line of Products, as defined on Schedule A;

WHEREAS, HJL is party to an Exclusive Supply and Distribution Agreement date March 26, 2014, as amended to date (“Current Supply Agreement”) with CryoLife, Inc. (“CRY”) pursuant to which CRY distributes the Products;

WHEREAS, Article 16 of the Current Supply Agreement grants in favor of CRY an exclusive, freely-transferable option (“Option”) to purchase from HJL all assets used in the manufacture, distribution, marketing and sale of the Products and provides for an asset purchase agreement between the holder of the Option and HJL and a new supply agreement (“Post-Acquisition Supply Agreement”); and

WHEREAS, simultaneously with the execution and delivery hereof, LMAT is (i) acquiring the Option from CRY under that certain Option Purchase Agreement (the “Option Purchase Agreement”) between LMAT and CRY of even date, (ii) delivering to HJL a purchase election notice indicating exercise of the Option, (iii) entering into that certain Tripartite Agreement dated as of the date hereof among HJL, CRY and LMAT (the “Tripartite Agreement”) that describes the exchange of rights, monies, and assets among the three entities and (iv) entering into an amended version of the Post-Acquisition Supply Agreement with HJL (the “2016 Supply Agreement”).

NOW THEREFORE in consideration of the mutual promises herein set forth and for other good and valuable consideration, receipt of which the parties acknowledge, and conditioned on the complete execution and delivery of the OPA, the Tripartite Agreement and the Supply Agreement by all parties thereto, the Parties agree as follows:

1.	Purchase and Sale. Subject to the terms and conditions set forth herein, LMAT hereby purchases from HJL, and HJL hereby sells, assigns, transfers and delivers to LMAT, all legal and beneficial right, title, and interest of HJL in and to all of the following assets, rights, and properties (such assets, rights and properties collectively, the “Purchased Assets”), in each case, free and clear of any and all encumbrances of any kind, including tax liens: All property and assets (including equipment and tooling) used in, developed or acquired for use in, or helpful for the manufacture, distribution, sale, licensing, packaging, sterilization and, marketing and sale of the Products, including without limitation

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	a.	all documents and electronic files describing the form, fit and function of the Products, including all manufacturing instructions, design and functionality specifications, specifications for deionized water, tissue procurement specifications, specifications and processes for manufacturing, testing, storing, packaging, shipping or labeling the Products and all tangible and intangible rights thereto as well as all art work, prototypes, mechanical renderings, patterns, and all other designs and works of authorship (“Specifications”);

	b.	the Purchased Technology and the Purchased Intellectual Property, and in each case all documents and information relevant thereto;

	c.	the physical assets including the equipment, fixtures, molds and tooling listed on Schedule 1C hereto (“Equipment”);

	d.	The complete master records and studies for each of the Products and the contents thereof including all complaints, validations, clinical data, viral inaction studies, adverse event reports, corrections, recalls, quality management documents and the like (“Product History Files”);

	e.	All clearances, approvals (including Premarket Approval from the U.S. Food and Drug Administration (the “FDA”)), licenses, registrations, authorizations and permits issued with regard to the Products including those listed on Schedule 1E hereto (“Regulatory Permits”) and all correspondence, documents, data, files, supplements, quality and other systems and filings associated therewith (“Regulatory Files”);

	f.	All raw materials, components, work-in-process, demonstration and finished goods including the items listed on Schedule 1F (“Inventory”);

	g.	All literature, brochures and training materials regarding the Products including all manuals, advertisements, instructions for use, customer cards and the like (“Literature”);

	h.	All information regarding the customers and suppliers of services and products for the Products, including those listed on Schedule 1H hereto (“Customer and Supplier Information”);

	i.	The costed bill of materials for the Products (the “BOM”); and

	j.	All rights to the sale and distribution of the Products worldwide.

2.	Excluded Assets. The Purchased Assets do not include: cash, accounts receivables, insurance policies, contract rights not specifically included in the Purchased Assets, and the Licensed Intellectual Property.

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3.	Purchase Price. The purchase price (the “Purchase Price”) for the Purchased Assets and the IP License (as defined below) is $665,000 (the “Cash Portion”) plus the royalty described in Section 6 (the “Royalty”). $332,500, representing 50% of the Cash Portion, is paid herewith by wire transfer. $166,250, representing 25% of the Cash Portion, shall be paid, subject to offset, if any, in accordance with Section 15(f) hereof, by wire transfer on September 18, 2016 (the “First Holdback Amount”). $166,250, representing 25% of the Cash Portion (the “Second Holdback Amount” and together with the First Holdback, the “Holdback Amounts”) shall be paid, subject to offset, if any, in accordance with Section l5(f) hereof, by wire transfer upon the earlier of (i) confirmation by LMAT of the commercial sale of a Product manufactured by LMAT at its Burlington, Massachusetts plant and (ii) March 18, 2017. The Purchase Price shall be allocated among the Purchased Assets for tax purposes in a manner mutually agreed to by the parties within 30 days after the Closing. It is agreed by the Parties that such allocation was arrived at by arm’s length negotiation and in the judgment of the Parties properly reflects the fair market value of such assets. It is further agreed that the allocations under this Section 3 will be prepared in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Such allocations will be binding on all Parties for federal, state, local and other tax purposes and will be consistently reflected by each Party on such Party’s tax returns.

4.	Closing. The closing of the transactions contemplated hereby (“Closing”) will take place simultaneously with the execution and delivery of this Agreement in Irvine, California on March 18, 2016 (“Closing Date”) and shall be effective as of 11:00 a.m., Pacific time, on the Closing Date. The Parties shall deliver to the other the documents and items set forth below:

	a.	At the Closing, HJL shall deliver to LMAT:

i	All tangible embodiments of the Purchased Assets, including, without limitation, the items set forth on Schedule 4A hereto;

ii.	Good and sufficient instruments of transfer transferring to LMAT all of HJL’s right, title, and interest in and to the Purchased Assets, including, without limitation, an executed bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) and an instrument of assignment of certain of HJL’s Intellectual Property in the form of Exhibit B hereto;

iii.	A certificate of an officer of HJL, executed on behalf of HJL as a Party hereto, and dated as of the Closing in the form of Exhibit C hereto;

iv.	All written consents, approvals, waivers, notices, or similar authorizations required to be obtained or given by HJL in order to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to LMAT, including copies of the signed consent of the Board of Directors of HJL and, if necessary, the signed consent of the stockholders of HJL;

v.	Non-competition agreements in the form of Exhibit D hereto, signed by each of HJL’s directors;

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		vi.	Evidence of the termination of that certain Security Agreement dated March 26, 2014, as amended, between HJL and CRY and evidence of the filing of a UCC financing statement with the State of Delaware showing the release of all security interests in the Purchased Assets by CRY;

		vii.	An executed 2016 Supply Agreement in the form attached hereto as Exhibit E; and

		viii.	An executed regulatory letter in the form attached hereto as Exhibit F;

	b.	At the Closing, LMAT shall deliver to HJL:

		i.	A purchase election notice in the form of Exhibit G hereto;

		ii.	The portion of the Purchase Price due at Closing;

		iii.	A certificate of an officer of LMAT, executed on behalf of LMAT as a Party hereto, dated as of the Closing in the form of Exhibit H hereto; and

		iv.	Any Bill of Sale, instrument of assignment of HJL Intellectual Property, or any other ancillary agreement contemplated herein to which LMAT is a party.

5.	No Liabilities. LMAT assumes none of HJL’s liabilities, express or implied, whether pertaining to the Purchased Assets or otherwise whether now existing or hereafter arising whether accrued, absolute, contingent, or otherwise, known or unknown, asserted or unasserted. Without limitation, LMAT assumes no liability or responsibility for any of HJL’s employees or any employee compensation.

6.	Royalty. LMAT shall pay to HJL an amount equal to ten percent (10%) of LMAT’s Net Sales (as defined below) of the Products during the three year period ending on March 18, 2019 (the “Royalty Period”). The Royalty shall be paid quarterly in arrears within 60 days of quarter close and shall not exceed $2 million in any 12 month period or $5 million in the aggregate for the Royalty Period. For the purpose of the Royalty, “Net Sales” means the total sales of the Products by LMAT from commercial distribution excluding fees, freight and shipping costs and reduced by credits and returns. The term Net Sales does not include revenues received by LMAT (or any of its affiliates) from transactions with an affiliate of LMAT unless such affiliate is the end user of the Product. For the avoidance of doubt, no Royalty shall apply to any sales of Products after March 18, 2019.

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During the Royalty Period and for a period of one year thereafter, HJL shall have a right to audit at its own expense upon reasonable notice, through an independent accounting firm reasonably acceptable to LMAT (the “Reviewing Firm”), the records of LMAT relating to Net Sales under customary confidentiality obligations to confirm that proper Royalty payments have been made. If, however, underpayments of more than 10% are determined by such independent accounting firm and are not disputed by LMAT pursuant to the procedure set forth in the paragraph below, LMAT shall pay the applicable audit expenses and pay HJL to the extent of such underpayment. If overpayments are determined, the HJL shall reimburse LMAT to the extent of such overpayment. HJL may not audit more than once annually and only with respect to the four (4) preceding quarterly periods. LMAT shall keep accurate records of its Net Sales as required by law and to permit the audits described in this Section 6 to be properly conducted.

If LMAT delivers written notice (the “Dispute Notice”) to HJL within ten (10) business days of being informed by the Reviewing CPA in writing of an underpayment in excess of 10%, stating that LMAT objects to the Reviewing CPA’s determination, and specifying the basis for such objection in reasonable detail, the Parties will attempt to resolve the dispute as promptly as practicable. If the Parties are unable to reach agreement within 30 days after delivery of the Dispute Notice, the Parties shall mutually designate an independent accounting firm unaffiliated with the either Party (the “Expert”) to resolve the disputed items specified in the Dispute Notice. The Expert will (i) resolve the disputed items specified in the Dispute Notice and (ii) calculate the Net Sales for, as modified only by the resolution of such items, and in each case in accordance with the methodology for the calculation of “Net Sales” as provided in this Agreement. The determination of the Expert will be made within 30 days after being selected and will be final and binding upon the parties. The fees and expenses of the Expert will be borne by the party whose position did not prevail in such determination, or if the Expert determines that neither party could be fairly found to be the prevailing party, then such fees, costs and expenses will be borne 50% by LMAT, on the one hand, and 50% by HJL, on the other.

7.	Release. This Asset Purchase Agreement and the 2016 Supply Agreement replace the Current Supply Agreement in its entirety, including without limitation, the Option and the provisions of the Current Supply Agreement that pertain to the purchase and sale of the Purchased Assets. HJL hereby releases and forever discharges LMAT from any and all obligations and liabilities under the Current Supply Agreement, including the Option and all obligations to pay any amounts thereunder, including Advances, Profit Sharing Payments and/or Deductions (as those terms are defined in the Current Supply Agreement).

8.	HJL’s Representations and Warranties. HJL hereby makes to LMAT the representations and warranties contained in this Section 8:

	a.	Authority; Organization. HJL hereby represents and warrants to LMAT that (A) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of HJL and no other proceedings on the part of HJL are necessary to authorize this Agreement to which it is a Party or to consummate the transactions contemplated hereby, (B) this Agreement has been duly and validly executed and delivered by HJL and constitutes the legal, valid, and binding agreement of HJL, enforceable against HJL in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (C) HJL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

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b.	No Conflicts. HJL hereby represents and warrants to LMAT that the execution, delivery, and performance by HJL of this Agreement, and the consummation of the transactions contemplated hereby, does not and will not violate or conflict with the bylaws of HJL, any material contract, agreement, or instrument to which HJL is a party or by which it or its properties are bound, or any judgment, decree, order, or award of any court, Governmental Body, or arbitrator by which HJL is bound, or any law, rule, or regulation applicable to HJL.

c.	Title to Purchased Assets. HJL exclusively owns all of the Purchased Assets, and has and is conveying to LMAT hereunder good, valid, and marketable title in and to all of its property and rights, tangible and intangible, included in the Purchased Assets, in each case free and clear of all liens, licenses and encumbrances of any kind, including tax liens.

d.	Sufficiency. Other than premises and working capital, the Purchased Assets and the Licensed Intellectual Property (A) are all of the assets used or held for use in the ProCol Business as the same has been operated immediately prior to the date hereof, and (B) constitute all of the assets necessary for LMAT to continue to operate the ProCol Business as operated by HJL as of the date hereof and as presently proposed to be conducted.

e.	No Liability. HJL hereby represents and warrants to LMAT that to HJL’s knowledge, LMAT will not be subject to any liabilities relating to the Purchased Assets or the Licensed Intellectual Property or the operation of the ProCol Business prior to the Closing, whether accrued, absolute, contingent, or otherwise, which individually, or in the aggregate, could have a material adverse effect on the ProCol Business.

f.	Intellectual Property. The Product IP includes all of the Intellectual Property used in the ProCol Business. HJL exclusively owns all of the Licensed Intellectual Property, in each case free and clear of all liens, licenses and encumbrances of any kind, including tax liens. HJL hereby represents and warrants that (A) there is no pending or threatened claim, action, suit, or proceeding involving a claim that the manufacture, distribution, or sale of any Products, or the use of any materials to be provided by HJL to LMAT, infringes or violates the Intellectual Property Rights of any other Person; (B) neither the Licensed Intellectual Property nor the manufacture, distribution, or sale of any Products nor the Purchased Assets, infringes, violates, or misappropriates the Intellectual Property Rights of any other Person; and (C) to its knowledge, there is no safety or efficacy issue with regard to the Product that would impair the ability of LMAT to successfully market and sell the Product worldwide.

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g.	Litigation. There is no Proceeding pending or currently threatened in writing against HJL that involves any of the Purchased Assets, the Licensed Intellectual Property, current customers or any suppliers serving the ProCol Business, questions the validity of this Agreement, or the right of HJL to enter into or consummate, or seeks to enjoin or obtain damages with respect to, the transactions contemplated hereby. The foregoing includes, without limitation, Proceedings pending or threatened in connection with the ProCol Business involving the use of any current employees of HJL of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with former employers. There is no Proceeding with respect to the ProCol Business by HJL currently pending or which HJL intends to initiate.

h.	Regulatory. The Purchased Assets, the Licensed Intellectual Property, the Products and HJL’s manufacturing, promotion and sale of the Products have complied and are in compliance, in all material respects, with all current applicable laws, statutes, rules, regulations, ordinances, standards, guidelines, or orders administered, issued, or enforced by the FDA or any other Governmental Body having regulatory authority or jurisdiction over the ProCol Business and the Products. HJL and, to its knowledge, its suppliers and manufacturers are in compliance, in all material respects, with all applicable laws, statutes, rules, regulations, ordinances, standards, guidelines, or orders administered, issued, or enforced by the FDA or any other Governmental Body, relating to the methods and materials used in, and the facilities and controls used for, the design, manufacture, processing, packaging, labeling, storage, and distribution of the Products, and all Products have been processed, manufactured, packaged, labeled, stored, handled, and distributed by HJL in compliance with all applicable laws, statutes, rules, regulations, ordinances, standards, guidelines, or orders administered, issued, or enforced by the FDA or any other Governmental Body. Further, no action has been taken by any Governmental Body, or is in the process of being taken, that will slow, halt, or enjoin the manufacturing of the Products or the operation of the ProCol Business or subject the manufacturing of the Products or the ProCol Business to regulatory enforcement action. HJL has not received from the FDA or any other Governmental Body, and there are no facts which would furnish any reasonable basis for, any notice of adverse findings, FDA warning letters, regulatory letters, notices of violations, warning letters, Section 305 criminal proceeding notices under the FDCA (The United States Federal Food, Drug, and Cosmetic Act), or other similar communication from the FDA or other Governmental Body, and there have been no seizures conducted or, to HJL’s knowledge, threatened by the FDA or other Governmental Body, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, or safety alerts conducted, requested, or threatened by the FDA or other Governmental Body relating to the ProCol Business or to the Products. Immediately before Closing, there are no currently existing facts that will (A) cause the withdrawal or recall, or require suspension or additional approvals or clearances, of any Products currently sold by HJL, (B) require a change in the manufacturing, marketing classification, labeling (other than any changes required due to the transactions contemplated hereby), or intended use of any such Products, or (C) require the termination or suspension of marketing of any such Products. None of the Products have been recalled or subject to a field safety notification (whether voluntarily or otherwise); and HJL has not received written notice (whether completed or pending) of any proceeding seeking recall, suspension, or seizure of any Products.

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i.	Product Liability. Attached hereto as Schedule 8I is a true and complete copy of the Product warranty. There are no existing or threatened claims against HJL for services or merchandise related to the ProCol Business which are defective or fail to meet any service or product warranties. HJL has not incurred liability arising out of any injury to individuals as a result of the ownership, possession, or use of any Product, and there has been no inquiry or investigation made in respect thereof by any Governmental Body.

j.	Copies. HJL has provided LMAT true and complete copies or originals of the Specifications, Product History Files, Regulatory Permits, Regulatory Files, and Literature.

k.	Suppliers. A true and complete list of all suppliers of the ProCol Business, together with contact information, to the extent available, and pricing for each component sold to HJL, is attached hereto as Schedule 8K. Except for that certain Services and Materials Supply Agreement dated as of March 4, 2016 between ATSCO, Inc, and HJL, there are no contracts between HJL and any of its suppliers to the ProCol Business. HJL has no knowledge of any condition, event or occurrence that could reasonably be anticipated to materially adversely affect the supply of materials or provision of services to the ProCol Business by any third party.

l.	Customers. A true and complete list of all customers (the “Customer List”) that purchased Products from HJL during the two year period prior to March 26, 2014, showing the customer name, customer city and state is attached hereto as Schedule 8L-l. HJL’s total Product sales for 2013 were at least $300,000.

m.	Regulatory Permits. The Regulatory Permits constitute all of the permits, licenses, approvals, registrations, consents and authorizations required for the conduct of the ProCol Business in all jurisdictions where the Products are manufactured or sold. All such Regulatory Permits are valid and subsisting and in good standing and there is no default thereunder. HJL has not received notice or threat regarding revocation, suspension or limitation of any of the Regulatory Permits and HJL is in compliance in all material respects therewith.

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	n.	Financial Information. HJL’s unaudited income statement for the ProCol Business for the twenty-two month period ended December 31, 2015 is attached as Scheduled 8N-1, except that it excludes corresponding revenues from this period of $2,258,070 received by HJL from CRY. The unaudited income statement accurately reflects the costs and expenses of the operations for the ProCol Business for the period reflected therein. HJL has operated in the ordinary course since November 2, 2015, and there have been no material adverse changes in HJL’s financial position or operations since the dates thereof. Since March 26, 2014 (the “Initiation Date”), HJL has not sold or transferred any Product to any Person other than CRY.

	o.	BOM. The BOM attached hereto as Schedule 8O accurately and completely sets forth the raw materials and parts, and the quantities of each, needed to manufacture the Products.

	p.	Insurance. HJL presently maintains, and has continually maintained for the past 36 months, the insurance coverages set forth in the insurance certificate dated February 11, 2016 (“Insurance Certificate”) and attached as Schedule 8P. There have been no claims made under such policies in the past 36 months.

	q.	Solvency. HJL has paid, and will continue to pay, its debts as they come due.

	r.	Maintenance. HJL has maintained the Equipment in good condition, reasonable wear and tear excepted.

	s.	Inventory. HJL does not hold or own any raw Inventory or finished goods Inventory. All other Inventory consists of solely of items that (i) do not contain any materials that have less than twelve (12) months of remaining shelf life and (ii) are not damaged (due to failure to store at the requisite temperature or otherwise), obsolete or faulty.

	t.	Confidentiality. None of the processes, methodologies, trade secrets, research and development results, and other know-how included in the Product Intellectual Property the value of which is contingent upon maintenance of the confidentiality thereof, has been disclosed by HJL to any person other than employees, contractors, customers, consultants, representatives and agents of HJL who are parties to customary confidentiality and non-disclosure agreements with HJL.

	u.	Brokers’ Fees. HJL has made no agreement or taken any other action which will cause LMAT to become obligated for any broker’s or other fee or commission as a result of any of the transactions contemplated by this Agreement.

9.	LMAT’s Representations and Warranties. LMAT represents and warrants to HJL that:

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	a.	Authority, Organization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of LMAT and no other proceedings on the part of LMAT are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by LMAT and constitutes the legal, valid, and binding agreement of LMAT, enforceable against LMAT in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. LMAT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

	b.	No Conflicts. The execution, delivery, and performance by LMAT of this Agreement, and the consummation of the transactions contemplated hereby, does not and will not violate or conflict with the governing documents of LMAT, any material contract, agreement, or instrument to which LMAT is a party or by which it or its properties are bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator by which LMAT is bound, or any law, rule, or regulation applicable to LMAT.

	c.	Litigation. There is no proceeding pending or, to LMAT’s knowledge, currently threatened against LMAT that questions the validity of this Agreement or the right of LMAT to enter into or consummate, or seeks to enjoin or obtain damages with respect to, the transactions contemplated hereby. There is no proceeding with respect to the ProCol Business by LMAT currently pending or which LMAT intends to initiate.

	d.	Brokers’ Fees. LMAT has made no agreement or taken any other action which will cause HJL to become obligated for any broker’s or other fee or commission as a result of any of the transactions contemplated by this Agreement.

10.	Use of Certain Purchased Assets.

	a.	Transition Equipment. HJL may continue to use the Equipment listed on Schedule l0A (the “Transition Equipment”) for the sole purpose of complying with HJL’s obligations under the 2016 Supply Agreement. HJL shall at its own expense maintain the Transition Equipment in good condition, reasonable wear and tear excepted. Upon termination of the 2016 Supply Agreement for any reason, HJL shall promptly comply, at LMAT’s expense, with LMAT’s instructions with regard to the disposition of the Transition Equipment then in HJL’s possession, which may include, in LMAT’s sole discretion, their destruction, sale or shipment to LMAT (or any combination of the same).

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	b.	Intellectual Property. HJL’s use of the Purchased Intellectual Property and the Purchased Technology shall be governed by Article 10 of the 2016 Supply Agreement.

	c.	Reference to PMA. HJL shall be entitled to reference the Premarket Approval P020049 (“PMA”) for the Products or any of its contents to support the FDA approval or clearance of the Specified Products. LMAT agrees to provide to HJL a letter to FDA indicating LMAT’s consent to such reference. Nothing in this Section 10(c) is intended to grant HJL any ownership or license rights in the PMA.

11.	Additional Covenants of HJL. HJL shall hereafter:

	a.	2016 Supply Agreement. Comply with and timely perform its obligations under the 2016 Supply Agreement;

	b.	Insurance. Maintain the insurance coverage described in the Insurance Certificate for at least three years following the termination of the 2016 Supply Agreement and name LMAT as an additional insured on its product liability policy from the date hereof until such three years has lapsed;

	c.	Further Assurances. Upon the reasonable request of LMAT and without further consideration, HJL shall execute, acknowledge, and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney, and assurances as may reasonably be required or appropriate to convey and transfer to and vest in LMAT and protect its right, title, and interest in the Purchased Assets to be transferred hereunder and in the Licensed Intellectual Property and to carry out the transactions contemplated by this Agreement;

	d.	Non-Compete. Until March 18, 2021, HJL will not, and will cause its affiliates not to, either alone or in conjunction with any Person, directly or indirectly, (i) engage in any competition with LMAT with respect to the design, development, manufacture, marketing or sale of any of the Products (a “Competing Business”); (ii) enter the employ of, render services to, or have services rendered from any Person (or any affiliate of any person) who or which is engaged in a Competing Business with respect to such Competing Business (whether directly or indirectly); or (iii) acquire a financial interest in, or otherwise become actively involved with, any Competing Business, directly or indirectly, as a partner, shareholder, officer, director, principal, agent, trustee, or consultant.

	e.	Non-Solicitation. HJL will not, whether on its own behalf or on behalf of its affiliates or in conjunction with any Person, directly or indirectly employ or solicit, encourage or attempt to solicit, or encourage any person who is, at the time of such solicitation, encouragement, or attempted solicitation or encouragement, an employee of LMAT or any of its affiliates to leave the employment of LMAT or its affiliates.

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f.	No Interference. HJL will not, whether on its own behalf or on behalf of its affiliates or in conjunction with any Person, directly or indirectly interfere with the business relationship that LMAT has or may have with any supplier to the ProCol Business.

g.	Non-Disclosure. HJL shall not at any time directly or indirectly divulge, or permit to be divulged to others, or use in any way any Proprietary Information. As used herein, the term “Proprietary Information” shall mean the terms of this Agreement, the 2016 Supply Agreement and the Tripartite Agreement and all confidential information concerning LMAT, the ProCol Business and the Purchased Assets, including customer lists, trade secrets and any other Intellectual Property, data, information, documents, inventions, developments, or forms owned or used by HJL and included in the Purchased Assets transferred to LMAT pursuant to this Agreement, whether or not any of the foregoing is published or unpublished, protected or susceptible to protection under patent, trademark, copyright or similar laws and whether or not any party has elected to secure or attempted to secure such protection; provided however, that HJL may disclose Proprietary Information solely to the extent and in the circumstances reasonably required to be disclosed by a court of competent jurisdiction or required by law to be disclosed to a Governmental Body; provided, however, that HJL provides to LMAT reasonable advance opportunity, where practicable, to seek in camera or other protection with respect to such disclosure; provided, further, that HJL may disclose the existence of this Agreement, the 2016 Supply Agreement or the Tripartite Agreement if required pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in which case the Parties shall seek confidential treatment in such agreements as permitted by the Securities and Exchange Commission. Proprietary Information shall not include any information that has become public knowledge other than by breach of this Agreement by HJL. HJL shall not disclose the Licensed Intellectual Property to any third party unless such third party has entered into a customary confidentiality and non-disclosure agreement in writing with HJL, which HJL shall provide to LMAT upon reasonable request.

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	h.	Warranty on CRY Inventory. With respect to the Products LMAT is concurrently purchasing from CRY, HJL hereby warrants to LMAT that, at the time HJL shipped such Products to CRY: (i) the Products were free from defects in design, manufacture, materials, and workmanship under normal intended use and service, in accordance with all Applicable Laws (as defined below) and requirements including, but not limited to, the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as amended from time to time (the “Act’’), and the Good Manufacturing Practices/Quality System Regulations set forth in 21 C.F.R. Section 820 (“GMP/QSR Regulations”) and not adulterated under the Act; (ii) the Products were manufactured, tested, stored, packaged, labeled, and shipped in compliance with the Specifications and all Applicable Laws including, but not limited to, the Act and GMP/QSR Regulations; (iii) the Product labeling (including instructions and information relating to the storage, handling, maintenance, transportation, and implantation of the Product labeling) and related Product information provided by HJL (“Product Information”) is approved, accurate and complete in all respects and in compliance with regulatory clearances for the Products, not misbranded under the Act, and in compliance with Applicable Laws; (iv) the Products have a shelf life of at least 36 months with a minimum of 30 complete months shelf life remaining; and (v) HJL’s manufacturing facility, and manufacturing process for the Products, were in compliance with all OMP/QSR Regulations and ISO 13485:2003, EN 46001 requirements. LMAT shall have available any and all remedies available in law or equity in the event any Products do not meet the foregoing warranties. Prior to returning any Products alleged to be defective, LMAT shall notify HJL in writing of the claimed defect and, where available, shall include the lot and serial number of such Products. THE WARRANTIES SET FORTH IN THIS SECTION 11H ARE INTENDED SOLELY FOR THE BENEFIT OF LMAT. ALL LOSSES UNDER THIS SECTION 11H SHALL BE MADE BY LMAT AND MAY NOT BE MADE BY LMAT’S CUSTOMERS.

	i.	Post-Closing Deliverables. Within 30 days of the Closing Date, HJL shall deliver to LMAT the following documents: original IDE G990018, original IDE G900154 and original IDE G000322.

12.	Additional Covenants of LMAT.

	a.	Non-Solicitation. LMAT will not, without the written consent of HJL, whether on its own behalf or on behalf of its affiliates or in conjunction with any Person, directly or indirectly employ or solicit, encourage or attempt to solicit or encourage any person who is, at the time of such solicitation, encouragement, or attempted solicitation or encouragement, an employee of HJL or any of its affiliates, to leave the employment of HJL or its affiliates.

13.	Additional Covenants of Both Parties.

	a.	Notification of Certain Matters. Each Party to this Agreement shall give prompt notice to the other Party of the occurrence or non-occurrence of any event that would likely cause any representation or warranty made by such Party herein to be untrue or inaccurate or any covenant, condition, or agreement contained herein not to be complied with or satisfied (provided, however, that any such disclosure shall not in any way be deemed to amend, modify, or in any way affect the representations, warranties, and covenants made by any Party in or pursuant to this Agreement).

	b.	No Disparagement. The Parties will not, whether on their own behalf or on behalf of such Party’s affiliates or in conjunction with any Person, directly or indirectly disparage the Products or the business reputation or employees of the other Party, or any of such Party’s affiliates, or take any actions, knowingly, willfully, or recklessly that are harmful to the other Party or its affiliates’ goodwill with their customers, clients, publishers, advertisers, marketers, vendors, employees, service providers, media, or the public.

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	c.	Regulatory Matters. Each Party shall cooperate to promptly obtain all consents from all Governmental Bodies that may be or become necessary for the performance of its and the other Party’s obligations pursuant to this Agreement, including the transfer of the Purchased Assets, the IP License and the consummation of transactions contemplated by this Agreement.

14.	Transition Services. HJL shall allow LMAT’s employees reasonable access to HJL’s manufacturing facility for the purpose of training in the manufacturing processes for the Products until March 18, 2017. This shall include, but not be limited to, allowing LMAT employees to observe and videotape the manufacture of Products at HJL’s Irvine, CA facility within 14 days of the Closing Date. Until March 18, 2017, HJL shall also provide LMAT at a facility of LMAT’s choosing: (a) a manufacturing engineer (or such other HJL employee acceptable to LMAT) to assist LMAT for up to ten business days in assembling manufacturing equipment and implementing manufacturing processes for the Products, and (b) a group leader to assist LMAT for up to ten business days in training LMAT’s employees in such manufacturing processes. Until March 18, 2017, HJL shall also provide up to twenty hours per month of related consultation services by telephone and email, but no more than 120 hours in the aggregate over such twelve-month period. All such manufacturing transition services during this twelve-month period shall be provided without charge. Thereafter HJL shall provide LMAT with such additional manufacturing transition services as LMAT may reasonably request at a rate of $400 per day (the “Consulting Rate”) per person. Until September 18, 2017, HJL shall provide LMAT with sales and marketing consulting services as LMAT may reasonably request, which will not exceed 10 business days, at the Consulting Rate. Travel for all such consulting and transition services shall be at LMAT’s sole cost and expense. Travel, hotel, and any other direct expenses must be pre-approved by LMAT and will be billed at cost. It is expected that air travel will be in coach class only and moderately priced hotels will be used. Rental cars may be used if less expensive than alternate means of transportation. Any additional expenses incurred for the purpose of delivering the activities in this section must be approved in writing by LMAT.

15.	Indemnification.

	a.	Breach and Negligence. Each Party shall indemnify, defend and hold harmless the other and the other’s directors, officers, employees, agents and affiliated entities (“lndemnitees”) against any claim, damage or liability, including reasonable defense costs (“Damages”) to the extent caused by (i) a breach of any representation or warranty contained in this Agreement by such Party or (ii) a breach or default in the observance or performance of any term or provision of this Agreement by such Party; provided that the indemnity hereunder shall not be applicable to the extent such Damages are caused by the breach, negligence or willful misconduct of one or more Indemnitees.

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b.	HJL Indemnity. HJL shall indemnify, defend and hold harmless the LMAT Indemnitees against any and all Damages that (i) arise with respect to Products made by HJL prior to Closing (except to the extent LMAT recovers Damages from CRY under the Option Purchase Agreement) and (ii) may result from one or more claims by CRY or any other party under the Current Supply Agreement, including without limitation all obligations to repay Advances and/or Deductions, in each case except to the extent caused by LMAT’s breach, negligence or willful misconduct. LMAT agrees that it shall not make any claim for Damages under Section 15(b)(i) until it has fully pursued any claim for Damages against CRY under the Option Purchase Agreement and LMAT has determined in good faith that it is not entitled to any further indemnification from CRY.

c.	LMAT Indemnity. LMAT shall indemnify, defend and hold harmless the HJL Indemnitees against Damages that may result from LMAT’s marketing and sale of Products after Closing, except to the extent caused by HJL’s breach of this Agreement or the 2016 Supply Agreement, negligence or willful misconduct.

d.	Process. The indemnified party shall provide the indemnifying party with (i) prompt notice of any indemnifiable loss or claim, (ii) the option to assume the defense of any indemnified claim, and (iii) the right to approve or reject the settlement of any indemnified claim. If the indemnifying party assumes the defense, the indemnifying party shall not be liable for attorneys’ fees thereafter incurred by the indemnified party. Each Party’s indemnification obligation shall survive termination of this Agreement. No Party hereto shall settle any claim or action on behalf of another Party hereto without the other Party’s prior written consent not to be unreasonably withheld.

e.	Limitations on Indemnification. Neither Party shall seek recourse against, and shall not recover from the other Party on account of any Damages pursuant to the indemnity provisions of this Section 15 until the cumulative and aggregate amount of all such Damages exceeds $20,000, in which case all such Damages shall be recoverable by the indemnified Party (including the first $20,000) subject to the limitation in the next sentence. Neither Party shall be entitled to recover from the other Party any Damages pursuant to the indemnity provisions of Section 15 to the extent such Damages exceed in the aggregate an amount equal to $2,700,000. Damages for consequential damages, indirect damages, incidental damages, punitive damages, lost profits or diminution of value will not be recoverable (except for losses required to be paid to a third party as a result of a third party claim for any of the foregoing). The obligation of a Party to indemnify any claim under this Section 15 shall be reduced by the full amount of any collectible insurance proceeds actually received by the indemnified Party with respect to such claim or the underlying facts under any applicable policy or policies. These limitations shall not apply in the case of intentional misrepresentation, intentional breach of a covenant or fraud.

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	f.	Offset. Notwithstanding anything herein to the contrary, LMAT’s claims for indemnification pursuant to this Section 15 shall be satisfied first from the Holdback Amounts, second from any Royalty owing to HJL and third from any other amounts that may be owing from LMAT to HJL and then, to the extent those funds are insufficient to pay all such claims, directly by HJL pursuant to Section 15.

16.	Survival of Representations and Warranties. The representations and warranties contained in this Agreement and any other matters giving rise to indemnification related to a representation and warranty shall survive the Closing for a period of three (3) years from the Closing Date; except the representations and warranties under Sections 8A, 8B, 8C and 8H and Sections 8A and 8B shall survive for thirty (30) days following the expiration of the applicable statute of limitations. Each of the covenants and agreements of LMAT and HJL contained herein shall survive the Closing and continue in full force and effect, subject to any limitation specifically applicable to such covenant or agreement hereunder. Any claims for indemnification must be made within the applicable survival period set forth above or such claim shall expire unless written notice by a Party of a breach or alleged breach thereof has been provided to the other Party on or prior to such date. Notwithstanding anything contained herein to the contrary, Section 17 hereof and the IP License shall survive in perpetuity.

17.	Irrevocable License. In consideration of LMAT’s agreement to pay the Purchase Price under Section 3(a), HJL hereby grants to LMAT an exclusive, fully paid up, royalty-free, worldwide, transferable, sublicenseable, perpetual and irrevocable right and license to use (and have used), make (and have made), reproduce, and make (and have made) derivative works of the Licensed Intellectual Property (“IP License”) in all fields other than with respect to (i) surgically implantable (non-percutaneous delivery) bioprosthetic heart valves derived from porcine tissue, (ii) surgically implantable (non-percutaneous delivery) bioprosthetic venous valves derived from porcine tissue and (iii) surgically implantable internal diameter 3mm Coreograft® coronary artery bypass prosthetic graft ((i), (ii) and (iii) constituting the “Specified Products”). For the avoidance of doubt, the exclusive nature of the IP License granted to LMAT means HJL may not use or transfer the Licensed Intellectual Property for any purpose other than the manufacture of the Specified Products by HJL or any acquirer of HJL or any acquirer of a Specified Product, as the right to use (and have used), make (and have made), reproduce, and make (and have made) derivative works of the Licensed Intellectual Property for any purpose other than the manufacture of the Specified Products vests solely in LMAT and its transferee(s).

18.	Entire Agreement. This Agreement (including all Schedules and Exhibits) (i) supersedes any other prior or contemporaneous agreement, whether written or oral, that may have been made or entered into by any Party or any of their respective affiliates (or by any director, officer or representative thereof) with respect to the subject matter hereof and (ii) constitutes the entire agreement of the parties hereto with respect to the matters provided for herein and there are no agreements or commitments by or among such parties or their affiliates with respect to the subject matter hereof, in each case except for that certain Tripartite Agreement and the 2016 Supply Agreement. No investigation or receipt of information by or on behalf of LMAT will diminish or obviate any of the representations, warranties, covenants or agreements of HJL under this Agreement.

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19.	Amendments. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by LMAT and HJL.

20.	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. This Agreement is freely assignable by LMAT but may not be assigned by HJL, including without limitation by operation of law, without the prior written consent of LMAT; provided, however, that any such assignment by LMAT shall not relieve it of its obligations hereunder. For purposes of this Section, the term “assignment’’ shall include the consolidation or merger of a Party with and into a third party or the sale of all or substantially all of the assets or business of a Party. Any attempted assignment in violation of this Section shall be null and void. Any acquirer of HJL and any acquirer of any Specified Product shall be required to acknowledge LMAT’s rights to the IP License under Section 17 of this Agreement.

21.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered, shall constitute an original, but all of which together shall constitute one agreement binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart. Transmission by fax or by electronic mail of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient execution and delivery of such counterpart. This Agreement, and any amendment or modification thereto, may not be denied legal effect or enforceability solely because it is in electronic form, or because an electronic signature or electronic record was used in its formation.

22.	Waiver. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

23.	Expenses. Each Party shall pay all of its respective costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

24.	Definitions.

	a.	“Applicable Laws” means all applicable common law, statutes, ordinances, rules, regulations or orders of any governmental authority, including applicable regulatory laws, rules and regulations, worldwide.

	b.	“Governmental Body” means any: (a) nation, state, province, county, city, town, village, district, or other jurisdiction of any nature; (b) national, federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including, without limitation, notified bodies for purposes of complying with the Medical Device Directive.

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c.	“Intellectual Property” means all licenses, patents, applications, copyrights, designs and drawings, engineering and manufacturing documents, technical manuals, patterns, processes, formulae, know-how, trade secrets, know-how, trademarks, service marks, trade names, domain names, inventions and discoveries (whether patentable or not), computer software, source code, and other similar rights and agreements, including without limitation any license or usage rights with respect to any of the foregoing, and all applications therefor and registrations thereof, including without limitation all including without limitation the names of the products and all trademark and service mark rights relating to such names, if any, along with the rights (common law or otherwise), registrations and logos relating thereto, if any, and to the design elements and any variations or combinations thereof, and any and all rights to sue for past, present and future infringement or other violations of the same, and all goodwill associated with any of the foregoing.

d.	“Intellectual Property Rights” means any and all rights in and with respect to patents, copyrights, trademarks, confidential information, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, and other similar rights or interests in intellectual or industrial property.

e.	“Licensed Intellectual Property” means, whether now existing or developed or acquired during the Transition Period in connection with the manufacture of the Products, all of HJL’s Intellectual Property, other than Purchased Intellectual Property, and all technology of HJL used in or helpful to the manufacture of the Products, other than the Purchased Technology.

f.	“Person” means any individual, corporation, limited liability company, partnership, association, trust, or any other entity or organization, including a Governmental Body.

g.	“Proceeding’’ means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body or referee, trustee, arbitrator or mediator.

h.	“Product IP” means the Purchased Intellectual Property, the Purchased Technology, and the Licensed Intellectual Property.

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	i.	“Purchased Technology” means all technology that is used exclusively in connection with the manufacture of the Products.

	j.	“Purchased Intellectual Property” means all of HJL’s Intellectual Property used exclusively in connection with the Products, including but not limited to the name ProCol®. Purchased Intellectual Property includes all confidential information concerning the ProCol Business and the Purchased Assets, including client and customer lists, supplier lists, trade secrets, know how, data, information, documents, inventions, developments, or forms owned or used by HJL included in the Purchased Assets transferred to LMAT pursuant to this Agreement, whether or not any of the foregoing is published or unpublished, protected or susceptible to protection under patent, trademark, copyright or similar laws and whether or not any party has elected to secure or attempted to secure such protection, except in each case to the extent not used exclusively in connection with the manufacture of the Products.

	k.	“Transition Period” means the period from March 18 2016 to March 18 2017.

25.	Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by e-mail or fax, by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered, addressed to the respective addresses of the Parties set forth below or at such other address as the respective Parties may designate by like notice from time to time. Any such notice, demand or communication shall be deemed given on the date given, if delivered in person, e-mailed or faxed or otherwise actually delivered, on the date received, if given by registered or certified mail, return receipt requested or given by overnight delivery service, or three days after the date mailed, if otherwise given by first class mail, postage prepaid. Notices shall be given as follows:

If to HJL:	Hancock Jaffe Laboratories, Inc.
70 Doppler
Irvine, California 92618
Attn: President

With a copy to:

K&L Gates LLP
1 Park Plaza, Twelfth Floor
Irvine, California 92614
Attn: Michael A. Hedge

If to LMAT:	LeMaitre Vascular, Inc. 63 Second Ave.
Burlington, MA 01803
Attn: Legal Dept.

With a copy by email to: legal@lemaitre.com

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26.	Injunctive Relief. The Parties acknowledge and agree that the breach of any binding provision of this Agreement by either Party would cause irreparable damage to the other Party and that the other Party will not have an adequate remedy at law. Accordingly the Parties agree that the non-breaching Party may obtain injunctive relief against a breach or threatened breach of any provision of this Agreement. Such remedy, however, shall be cumulative and not exclusive and shall be in addition to any other remedies that the Parties may have under this Agreement or otherwise.

27.	Governing Law. This Agreement and the legal relations among the parties hereto shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof. Each Party agrees that, in the event such Party elects to initiate litigation against the other Party, such Party will file such litigation in the state or federal courts of Massachusetts. Each Party hereby expressly and irrevocably waives any claim or defense in any action or proceeding brought in said jurisdictions based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

28.	Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

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IN WITNESS WHEREOF, the parties have executed and delivered this agreement under seal.

HANCOC JAFFE LABORATORIES, INC.		LEMAITRE VASCULAR, INC.

	/s/ Norman Jaffe		/s/ David Roberts
By:	Norman Jaffe	By:	David Roberts
Its:	President	Its:	President

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Schedule A-Products

Products shall mean vascular bioprostheses for vascular access and any other vascular indication outside of the heart or brain (currently branded as ProCol®, including but not limited to model nos. HJL016-10-N, HJL016-25-N, HJL016-30-N, and HJL016-40-N), but shall not include products for indications relating to the creation of a blood pathway around a blocked artery in the heart with a diameter of 3 mm or less and a length of 20 cm or less.

22

SCHEDULE 1C

Part Number	Description	Manufacturer	Model #	Approximate Cost	Serial #	Date In Service
HJL0114	Pressure Gauge	Ashcroft	T-1082	$335.00	N/A	6/11/03
HJL0115	Pressure Gauge	Ashcroft	T-1082	$335.00	N/A	6/11/03
HJL0136	Laminar flow bench	Airtech	3636	$3,385.00	4950	7/30/14
HJL0138	Laminar flow bench	Airtech	3636	$3,385.00	4952	4/10/14
HJL0139	Laminar flow bench	Airtech	3636	$3,385.00	4953	4/10/14
HJL0143	Laminar flow bench	Airtech	3636	$3,385.00	4957	4/10/14
HJL0144	Laminar flow bench	Airtech	3636	$3,385.00	4958	4/10/14
HJL0145	Laminar flow bench	Airtech	3636	$3,385.00	4959	4/10/14
HJL0173	Pump -Masterflex peristaltic	Cole Parmer	77410-00	$3,234.00	A14000370	4/15/14
HJL0180	Pump Masterflex peristaltic	Cole Parmer	77410-00	$3,234.00	G14000231	7/18/14
HJL0184	MasterFlex peristaltic pump L/S	Cole Parmer	07554-90	$1,150.00	A15000579	4/3/15
HJL0185	Masterflex peristaltic pump L/S	Cole Parmer	07554-90	$1,150.00	A15000583	4/3/15
HJL0186	MasterFlex peristaltic pump L/S	Cole Parmer	07554-90	$1,150.00	A15001031	2/19/15
HJL0187	MasterFlex peristaltic pump L/S	Cole Parmer	07554-90	$1,150.00	A15001036	2/19/15
HJL0190	23” Shrink Wrap Sealer with Timer	Midwest Pacific	MP-24SWT	$250.00	N/A	6/4/15
	Light Boxes used for trimming/tying (Qty 10)	Unknown plastic fabricator	n/a	$2,000.00	n/a	(10x$200/unit)	Send 2 to burlington at closing
	Mandril Holders	Unknown local machine shop	n/a	$100.00	n/a	(2x$50/unit)	Send 2 to burlington at closing
	6mm Glass Mandrils	Unknown local Glass blower	n/a	$10,000.00	n/a	(2000x$5ea)	Send 2 to burlington at closing
HJL00113	Pressure Gauge Housing	Unknown plastic fabricator	n/a	$100.00	N/A	(1x $100ea)	send 1 to burlington at closing

				$44,498.00

Schedule IE-Regulatory Permits

Premarket Approval P020049

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SCHEDULE 1F

HANCOCK JAFFE

LABORATORIES, INC.

March 15, 2016

At the present time there are 1261 bovine mesenteric veins in process; all finished goods manufactured in the past 4 months have been shipped to CryoLife.

/s/ Norman Jaffe

Hancock Jaffe Laboratories, Inc. 70 Doppler Irvine, California 92618 USA

Phone (949) 261 2900 Fax (949) 261 2992 e-mail info@hancockjaffe.com

Tissue Lots Nov 2015-2016 (2)

Lot #	T2814	T2818	T2819	T2820	T2824	T2825	T2826	T2827	T2828	T2829
Fixation initiation date	1/6/2016	1/13/2016	1/13/2016	1/13/2016	1/20/2016	1/20/2016	1/20/2016	1/21/2016	1/21/2016	1/26/2016
# Vessels	38	37	23	22	30	29	36	24	24	29

Total	1261

Tissue Lots Nov 2015-2016 (2)

T2830	T2831	T2832	T2833	T2834	T2835	T2836	T2837	T2838	T2839	T2840	T2841	T2842	T2843
1/26/2016	1/27/2016	1/27/2016	1/28/2016	1/28/2016	2/2/2016	2/2/2016	2/3/2016	2/3/2016	2/4/2016	2/4/2016	2/9/2016	2/9/2016	2/10/2016
28	28	27	31	31	27	26	27	27	23	23	26	26	23

Tissue Lots Nov 2015-2016 (2)

T2844	T2845	T2846	T2847	T2848	T2849	T2850	T2851	T2852	T2853	T2854	T2855	T2856	T2857
2/10/2016	2/11/2016	2/11/2016	2/17/2016	2/17/2016	2/17/2016	2/17/2016	2/17/2016	2/18/2016	2/18/2016	2/23/2016	2/24/2016	2/24/2016	2/24/2016
22	33	33	28	29	18	24	23	29	29	32	32	25	24

Tissue Lots Nov 2015-2016 (2)

T2858	T2859	T2860	T2861	T2862	T2863	T2864	T2865
2/25/2016	2/25/2016	2/25/2016	3/1/2016	3/1/2016	3/1/2016	3/2/2016	3/2/2016
27	27	27	26	26	25	29	28

Schedule 4A-Assets Delivered at Closing

●	All Premarket Approval files and all supplements (originals)
●	All validations, including testing results (originals)
●	All manufacturing instructions (originals or copies), as further described on the following page
●	All tissue procurement specifications (originals or copies), as further described on the following page
●	All Component Specifications (copies), as further described on the following page
●	Quantity 2 - Light boxes for tissue trimming/tying
●	Quantity 2 - Mandril holders
●	Quantity 2 - Glass Mandrils
●	Quantity 1 - Asset #HJL00113 pressure gauge housing
●	Schedule of all Changes made since the last FDA Annual Report

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SCHEDULE 8I

This Agreement necessary or appropriate to allow CL to satisfy such commitments including providing appropriate Products to CL at the Transfer Prices set forth herein as if the Agreement were still in effect.

(e)	HJL shall not use CL’s model numbers for the Products except for any Products sold to CL, and shall identify the Products only by model numbers that are not confusingly similar to CL’s designated model numbers.

(f)	CL’s and HJL’s obligations pursuant to Sections 2.6, 2.8, 2.9, 2.10, 8.4, 8.5 and Articles 1, 3, 7, and 11-19 shall survive termination of this Agreement. All other provisions of this Agreement shall terminate upon termination of this Agreement.

ARTICLE 11

PRODUCT WARRANTIES

11.1.	Warranty. HJL warrants to CL that: (i) the Products, including the Existing Inventory and Initial Build Inventory, delivered to CL under this Agreement will be saleable and useable in a clinical setting and will conform to the then current and agreed Specifications for Products; (ii) the Products, including the Existing Inventory and Initial Build Inventory, will be free from defects in design, manufacturing, materials and workmanship under normal intended use and service, in accordance with all Applicable Laws and requirements including, but not limited to, the Act and GMP/QSR Regulations; (iii) the Products, including the Existing Inventory and Initial Build Inventory, have been manufactured, tested, stored, packaged, labeled and shipped in compliance with the Specifications and all Applicable Laws including, but not limited to, the Act and GMP/QSR Regulations; (iv) the Product information (including instructions and information relating to the storage, handling, maintenance, transportation and implantation of the Product labeling) and related Product information provided by HJL (“Product Information”) shall be accurate and complete in all respects; (v) the Products shall have a shelf life of at least 54 months with at least 42 months shelf life remaining when received by CL (not including the Existing Inventory); (vi) HJL’s manufacturing facility is and at the time of manufacture shall be in compliance with all GMP/QSR Regulations and ISO 13485:1996, EN 46001 requirements; (vii) HJL has and at the time of manufacture shall have all approvals and consents required to mark the Products with a CE Mark; and (viii) the Products, including the Existing Inventory and Initial Build Inventory, are free and clear of any liens, security interests or encumbrances of any nature whatsoever. CL shall have available the remedies provided for in Section 6.7 in the event any Products do not meet the foregoing warranties prior to returning any Products alleged to be defective, CL shall notify HJL in writing of the claimed defect and shall include the lot and serial number of such Products, as well as the number and date of the invoice therefor.

11.2.	Limited Warranty. THE WARRANTIES SET FORTH IN SECTION 11.1 ARE INTENDED SOLELY FOR THE BENEFIT OF CL. ALL CLAIMS THEREUNDER SHALL BE MADE BY CL AND MAY NOT BE MADE BY CL’S CUSTOMERS. THE WARRANTIES SET FORTH IN SECTION 11.1 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY HJL, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. THE SOLE AND EXCLUSIVE REMEDIES OF CL FOR BREACH OF THE WARRANTY DESCRIBED IN SECTION 11.1 SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THIS AGREEMENT.

11.3.	CL Warranty Obligations. CL shall not make any representations or warranties with respect to HJL’s liability therefore except as set forth in this Article.

ARTICLE 12

 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

12.1. Indemnification

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SCHEDULE 8K

COMPONENTS AND CONTROLLED SUPPLIES

2/22/2016, 11:54 AM LIST APPROVED BY:
DATE REQUESTED: REQUESTED BY:

QTY	CODE	ITEM	SPEC #	MANUFACTURER (When required for consistency)	PURCHASED FROM	CAT #	UNIT
	B	CARTON, UNIT	MD-01-0191	Pacific Western Container	KWW	9QHJ3404	EA/1
	B	CLOSURES (PP, 28-400)	MD-01-0050	Wheaton	Wheaton	W012200RA	M
	B	ENVELOPE, RETURN	MD-01-0215	Main Graphics	Main Graphics	Custom	EA/1
	B	FOAM UNIT CARTON LINER	MD-01-0052	Victory Foam	KWW	Custom	EA/1
	B	GLUTARALDEHYDE	MD-01-0003	Avantor (JT Baker) M757-09	Gallade Chem	9QHJT20G	CS/4x4L
		“	“		VWR	JTM752-9	EA/4L
		“	“	Fisher Scientific	Fisher Scientific	02957-4	CS/4(4L)
	B	GLASS PACKAGING TUBES	MD-01-0073
		30x250	A5	Wheaton Science Packaging	Wheaton Science Packaging	Dwg. 1402901	EA/1
		30x400	A6	Wheaton Science Packaging	Wheaton Science Packaging	Dwg. W010909	EA/1
		30x500	A7	Wheaton Science Packaging	Wheaton Science Packaging	Dwg. W010910	EA/1
	B	MANDRILS/ FINAL PACKAGING	MD-01-0196	T & G Scientific Glass	T & G Scientific Glass	Spec #	EA/1
		5 mm x 38.0 -38.5 cm	A3	“	“	“	“
		4 mm x 23.0 - 23.5 cm	A4	“	“	“	“
		5 mm x 47.0 - 47.5 cm	A6	“	“	“	“
	B	PATIENT REGISTRATION FORM	MD-01-0110	Optimal Print Technologies	Optimal Print Technologies	Custom
	D	LABEL, STOCK device or carton (print in house) white gloss, adhesive backed, 8.5“x2.” for laser printer	Described in appropriate label spec MD-01-0065		onlinelabels.com	OL1985WS	Sheet
	D	LABEL STOCK, carton end panel (print in house) white gloss, adhesive backed, 2.75“x2.75.” for laser printer	Described in appropriate label spec MD-01-0066		onlinelabels.com	OL225WS	Sheet
	B	WALLET CARD - For Dialysis Access Patients	MD-01-0218	Main Graphics	Main Graphics	Custom	EA/1
	B	WARNINGS AND INSTRUCTIONS FOR USE	MD-01-0217	Main Graphics	Main Graphics	Custom	EA/1
	B	ISOPROPANOL ALCOHOL	MD-01-0015	Avantor (Macron) 3032-22	Gallade Chem	303219	EA/20L
					VWR	MK303222	EA/20L
	B	SHRINK WRAP, DEVICE 10” HPGF 75 GA	MD-01-0045	Bemis (Clysar) CPS287599	KWW or distributors		Cs/ 2 rolls
	B	SHRINK SLEEVE, PVC	MD-01-0194	Crystal Vision Packaging Sys	KWW	9QHJ5301
	B	SODIUM CHLORIDE	MD-01-0008	Avantor (Macron) 7581-19	Gallade Chem	758112	EA/12KG
					VWR	MK758119	EA/12KG
	B	SODIUM PHOS. DIBASIC ANHY	MD-01-0007	Avantor (Macron) 3802-01 or 7917-20	Gallade Chem	791705	EA/2.5KG
					VWR	MK791720	12 kg
	B	SODIUM PHOS. MONOBAS ANHY	MD-01-0006	SIGMA	Sigma	S-2554	EA/500G
	B	SUTURE-GREEN POLYESTER BRAIDED, 3-0	MD-01-0051-A2
		Spooled		Decknatel Snowden Pencer	Teleflex	110-D	SPOOL/1
		Sterile, armed, 30” lengths		Ethicon	Ethicon or distributors	R832H	Box/36
	B	SUTURE-BLUE POLYBUTESTER Novafil 6-0, 30”, CV-11 Double Armed, sterile	MD-01-0051-A3	Covidien	Covidien	X7005	BOX/36
	B	STERILE WATER FOR IRRIGATION, U.S.P.	MD-01-0080	B Braun (R5007)	Distributors	R5007	CS/4 4L)
				Baxter Healthcare (2F7115)	VWR	68100-012	CS 9 (1.5L)

SCHEDULE 8K

KWW

Kilmer, Wagner and Wise Paper Co

12751 Monarch St

Garden Grove, CA 92841

800 729-2311

Earl Stein, Sales Rep

Wheaton

Wheaton Industries

1501 North 10th Street | Millville, NJ 08332 | USA

856.776.4208 | 800.225-1437 | 856.825.1368 (F)

Brian M. Cawley

Territory Manager, Packaging Sales

949. 275.2721 (Cell)

brian.cawley@wheaton.com

T & G Glass

23041 La Cadena Drive

Laguna Hills CA 92653

949-837-8785

Tgsciglass.com

Owner: Jeff Tait

ATSCO

Rich Forbes ATSCO, Inc. 214-213-9580 direct rlf@atsco.us

Schedule 1H and Schedule 8K: Supplier and Component List

Qty	Code	Item	Spec #	Manufacturer	Purchased From	Cat #	Unit
		PETG FILM	MD-01-0113	Lustro Company	Lustro Company	HJL Spec #	ea
		Patient Labeling, Procol Vascular Bioprosthesis	MD-01-0216	Unknown
		Purified Water	MD-01-0004	Unknown
		Isopropyl Alcohol	MD-01-0015	Unknown
		Bovine Vein	MD-01-0038	ATSCO
		Pressure Test System equipment	MD-01-019S

SCHEDULE 8N-l

Hancock Jaffe Laboratories Inc.

Profit and Loss Procol

April 2014 - December 2015

	Total
Income
Revenue
Sales - Direct - Procol		0.00
Total Revenue		$0.00
Total Income		$0.00
Cost of Goods Sold
Cost of Goods
Freight		46,647.67
Total Cost of Goods		$46,647.67
Manufacturing
Chemicals		29,690.18
Direct Labor		368,374.48
Disposables/Consumables		247,990.86
General Supplies		24,742.28
Direct Labor QA QC		392,901.39
Medical Waste Disposable		4,023.28
Packaging Costs		60,725.24
Quality Assurance		18,474.28
Tissue		525,216.00
Uniform		3,717.74
Total Manufacturing		$1,675,855.73
Total Cost of Goods Sold		$1,722,503.40
Gross Profit	-$	1,722,503.40
Expenses
Administration & Operating
Insurance
Product Liability Insurance		75,111.01
Total Insurance		$75,111.01
Repairs & Maintenance		3,150.48
Total Repairs & Maintenance		$3,150.48
Total Administration & Operating		$78,261.49
Net Operating Income	-$	1,800,764.89
Other Expenses
Total Taxes		$0.00
Total Other Expenses		$0.00
Net Other Income		$0.00
Net Income		$1,800,764.89

Cost/Unit Based on 3000 Completed Units		$600.00
Value of WIP		$127,000.00
Cost/Unit Based on 3800 Completed Units		$473.00
Cost/Unit based on 400 Units		$325.00

SCHEDULE 8P

Wholesale Trading Co-Op Insurance Services, LLC

135 Main Street, Suite 1875
San Francisco, CA 94105
Phone: (415) 442-8500, Fax: (855) 982-3333
CA License #0H02301

CONFIRMATION OF COVERAGE

DATE ISSUED:	February 11, 2016

PRODUCER:	EPIC - Irvine
Denise Jorgenson
19000 MacArthur Blvd., Penthouse Floor
Irvine, CA 92612

INSURED:	Hancock Jaffe Labs Vascular Inc
70 Doppler
Irvine, CA 92618

INSURER:	Evanston Insurance Company
Non-Admitted

POLICY NO.	SP873467

COVERAGE:	Products Liability

POLICY PERIOD:	2/19/2016 TO 2/19/2017

12:01 A.M. STANDARD TIME AT THE LOCATION ADDRESS OF THE NAMED INSURED. THE ATTACHED Evanston Insurance Company BINDER WILL BE TERMINATED AND SUPERSEDED UPON DELIVERY OF THE FORMAL POLICY(IES) ISSUED TO REPLACE IT.

PREMIUM:	$20,222.00
FEES:	None
TAXES:	$647.10
TRIA PREMIUM:	REJECTED
TOTAL:	$20,869.10

SUBJECT TO:	None - Thank you

THE TERMS AND CONDITIONS OF THE ATTACHED Evanston Insurance Company BINDER OF INSURANCE MAY NOT COMPLY WITH THE SPECIFICATIONS SUBMITTED FOR CONSIDERATION. PLEASE READ THE ATTACHED Evanston Insurance Company BINDER CAREFULLY AND COMPARE IT WITH ANY QUOTE AND SUBMISSION DOCUMENTS AND REVIEW THE POLICY FORMS FOR THE ACTUAL COVERAGES PROVIDED.

IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IN RELIANCE UPON THE STATEMENTS MADE BY THE RETAIL BROKER IN THE INSURED’S APPLICATION/SUBMISSION, WE HAVE OBTAINED INSURANCE AT YOUR REQUEST AS PER ATTACHED.

CANCELLATION: THIS POLICY IS SUBJECT TO THE CANCELLATION PROVISIONS AS FOUND IN THE POLICY(IES) OR CERTIFICATE(S) CURRENTLY IN USE BY THE INSURER. THE INSURANCE EFFECTED UNDER THE INSURER’S BINDER CAN BE CANCELLED BY THE INSURER (SUBJECT TO STATUTORY REGULATIONS) BY MAILING, TO THE INSURED AT THE ADDRESS STATED ON THE FACE OF THIS CONFIRMATION OF INSURANCE, WRITTEN NOTICE STATING WHEN SUCH CANCELLATION SHALL BE EFFECTIVE. IN THE EVENT OF CANCELLATION BY THE INSURED, THE EARNED PREMIUM WOULD BE SUBJECT TO THE MINIMUM PREMIUM IF APPLICABLE.

THIS CONFIRMATION OF INSURANCE IS ISSUED BASED UPON THE INSURER’S AGREEMENT TO BIND AND IS ISSUED BY THE UNDERSIGNED WITHOUT ANY LIABILITY WHATSOEVER AS AN INSURER.

PREMIUM PAYMENT IS DUE WITHIN TWENTY (20) DAYS FROM EFFECTIVE DATE UNLESS OTHERWISE STIPULATED.

dbamford@wtcis.com

(415) 442-8507

TOTAL NUMBER OF PAGES: 2

INSURED: Hancock Jaffe Labs Vascular Inc

DATE ISSUED: February 11, 2016

Wholesale Trading Co-Op Insurance Services, LLC

135 Main Street, Suite 1875

San Francisco, CA 94105

Phone: (415) 442-8500, Fax: (855) 982-3333

CA License #0H02301

CONFIRMATION OF COVERAGE

DATE ISSUED:	February 11, 2016

PRODUCER:	EPIC-Orange
Denise Jorgenson
1 City Blvd., Suite 700
Orange, CA 92868

INSURED:	Hancock Jaffe Labs Vascular Inc
70 Doppler
Irvine, CA 92618

INSURER:	James River Insurance Company
Non-Admitted

POLICY NO.:	00056656-3

COVERAGE:	Follow Form Excess Liability

POLICY PERIOD:	2/19/2016 TO 2/19/2017

12:01 A.M. STANDARD TIME AT THE LOCATION ADDRESS OF THE NAMED INSURED. THE ATTACHED James River Insurance Company BINDER WILL BE TERMINATED AND SUPERSEDED UPON DELIVERY OF THE FORMAL POLICY(IES) ISSUED TO REPLACE IT.

PREMIUM:	$22,078.00
FEES:	Policy Fee - Carrier (Taxable) $350.00
TAXES:	$717.70
TRIA PREMIUM:	REJECTED
TOTAL:	$23,145.70

SUBJECT TO:	None. Thank You

THE TERMS AND CONDITIONS OF THE ATTACHED James River Insurance Company BINDER OF INSURANCE MAY NOT COMPLY WITH THE SPECIFICATIONS SUBMITTED FOR CONSIDERATION. PLEASE READ THE ATTACHED James River Insurance Company BINDER CAREFULLY AND COMPARE IT WITH ANY QUOTE AND SUBMISSION DOCUMENTS AND REVIEW THE POLICY FORMS FOR THE ACTUAL COVERAGES PROVIDED.

IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IN RELIANCE UPON THE STATEMENTS MADE BY THE RETAIL BROKER IN THE INSURED’S APPLICATION/SUBMISSION, WE HAVE OBTAINED INSURANCE AT YOUR REQUEST AS PER ATTACHED.

CANCELLATION: THIS POLICY IS SUBJECT TO THE CANCELLATION PROVISIONS AS FOUND IN THE POLICY(IES) OR CERTIFICATE(S) CURRENTLY IN USE BY THE INSURER. THE INSURANCE EFFECTED UNDER THE INSURER’S BINDER CAN BE CANCELLED BY THE INSURER (SUBJECT TO STATUTORY REGULATIONS) BY MAILING, TO THE INSURED AT THE ADDRESS STATED ON THE FACE OF THIS CONFIRMATION OF INSURANCE, WRITTEN NOTICE STATING WHEN SUCH CANCELLATION SHALL BE EFFECTIVE. IN THE EVENT OF CANCELLATION BY THE INSURED, THE EARNED PREMIUM WOULD BE SUBJECT TO THE MINIMUM PREMIUM IF APPLICABLE.

THIS CONFIRMATION OF INSURANCE IS ISSUED BASED UPON THE INSURER’S AGREEMENT TO BIND AND IS ISSUED BY THE UNDERSIGNED WITHOUT ANY LIABILITY WHATSOEVER AS AN INSURER.

PREMIUM PAYMENT IS DUE WITHIN TWENTY (20) DAYS FROM EFFECTIVE DATE UNLESS OTHERWISE STIPULATED.

dbamford@wtcis.com

(415) 442-8507

TOTAL NUMBER OF PAGES: 2

INSURED: Hancock Jaffe Labs Vascular Inc

DATE ISSUED: February 11, 2016

Date:	February 11, 2016

To:	David Bamford
WHOLESALE TRADING CO-OP INSURANCE SERVIC
San Francisco, CA

RE:	Coverage Binder for: HANCOCK JAFFE LABORATORIES, INC.; HANCOCK JAFFE VASCULAR, INC. Binder Expires: When policy is issued Risk Id No.: 3697464

Message: This is to confirm that EVANSTON INSURANCE COMPANY is binding coverage as follows:

Named Insured:	HANCOCK JAFFE LABORATORIES, INC.; HANCOCK JAFFE VASCULAR, INC.
70 DOPPLER
IRVINE, CA 92618

Policy Form:	EIC 701-02 - Specified Products and Completed Operations Liability
Insurance Policy

Policy No.:	SP873467

Policy Period:	February 19, 2016 to February 19, 2017

Limits:	$1,000,000 / $2,000,000

Deductible:	$10,000

Annual Premium:	$20,222.00 (does not include applicable state taxes, fees or surcharges)

Retroactive Date or Prior Acts Exclusion date if applicable:	February 19, 2013

Products/Completed Operations if applicable:	ProCol, Bioprosthesis Vascular Grafts

Billing Company:	Markel Service, Incorporated

Market West Insurance Services

a division of Markel Service, Incorporated

21600 Oxnard Street, Suite 900, Woodland Hills, CA 91367 (800) 969-5999
CA License No. 0D95581 www.markelcorp.com

February 11, 2016

Endorsements:

1.	ZZ-44003-03 01 15	Certified Acts of Terrorism Exclusion
2.	EIC 4115-01	25% Minimum Earned Premium Endorsement
3.	EIC 832-01	Asbestos Exclusion
4.	ZZ-44002-01	Mold Exclusion
5.	EIC 4276	SpecProd/CompOps Option to Purchase an
Extended Discovery Period
6.	EIC 822-01	Claim Expenses Part of and Not in Addition to
Limits of Liability Endorsement
7.	EIC 4713	Amendment of Cancellation
8.	EIC 4739	Amendment of Exclusion h.
9.	MEGL 1384 03 11	Amendment of Definitions and Exclusions -
Electronic Data and Distribution of Material in
Violation of Statutes
10.	ZZ-50000-03 01 15	Policyholder Disclosure Notice of Terrorism
Insurance Coverage
11.	MEGL 1660 05 15	Exclusion - Unmanned Aircraft
12.	ZZ-49001-05	California Service of Suit
13.	EIC 4355-01	Additional Insured - Vendors (Broad Form)
14.	EIC 3022-01	Amendment of Territory - Worldwide Coverage

Issuing Certificates of Insurance: Please note that any Certificate of Insurance issued for the captioned policy should include the policy period, limit(s) of liability and deductible(s). If coverage is claims made it should be so stated.

Issuing Binders: While we understand that you may present our terms in your own format, please be aware that our binder and policy supersede any other evidence of coverage that may be presented to the insured.

Thank you for your business. If you have any questions or comments, please let me know. I appreciate doing business with you and look forward to hearing from you again.

P.O. Box 27648, Richmond, VA 23261; (804) 289-2700.

This Binder is only a summary of the coverages(s) you have ordered. For a complete description of the terms and conditions of coverage, please refer to the policy itself including all endorsements.

Attention:	David Bamford	Policy No.:	00056656-3
Firm:	Wholesale Trading Co-op Insurance Services (San	Contact:	Jennifer Stinson
Francisco)
Applicant:	Hancock Jaffe Laboratories Inc	Phone:	(804)289-2816
	Hancock Jaffe Vascular Inc	Fax:	(804)420-1054
Date:	2/11/2016	Email:	jennifer.stinson@jamesriverins.com
Description:	Manufacturer and Distributor of Vascular Products	Division:	Life Sciences
Policy Term:	2/19/2016 to 2/19/2017	Company:	James River Insurance Company

Terms and Conditions:

Limits of Insurance
Annual Aggregate	$4,000,000
Each Occurrence	$4,000,000

Coverage Form:	Claims Made	Retro Date:	2/19/2013

Class Description	Exposure Base	Exposure	Rate
Medical, Dental, or Surgical Diagnostic or Treatment Machines or Devices Mfg.	per 1,000 Receipts	500,000

Deposit Premium:	$22,078	Company Fee:	$350
Minimum Earned Percent:	25%
TRIA:	Coverage Rejected

Schedule of Underlying Insurance(s)

Products Liability
Carrier:	Evanston Insurance Company
Term:	2/19/2016 to 2/19/2017
Coverage Form:	Claims Made
Retro Date	2/19/2013
Limits
Each Occurrence		$1,000,000
Products Aggregate		$2,000,000

Contingencies:

THIS BINDER IS SUBJECT TO OUR RECEIPT AND FAVORABLE REVIEW OF THE FOLLOWING, WITHIN 10 BUSINESS DAYS OF BINDING: None

Additional Underwriting Information Required:

Copies of all underlying policies are required within 60 days.

All taxes, fees and filings (if applicable) are the responsibility of the broker.

Thank you for your order.

1

Audit Information

Audit Frequency:

Non-Applicable

Description:

Not Auditable

This quote is being offered by a non-admitted insurer subject to 100% minimum policy premium, with 25% minimum earned. All taxes, fees and filings (if applicable) are the responsibility of the broker.

Coverage is not bound without confirmation in writing from the Company.

Forms to be Attached (Please click form number or name to open a specimen copy in another browser window):

XC0001US-0306	Commercial Excess Liability Policy Declarations
AP0001US-0403	Schedule A
XC0003US-0114	Schedule of Underlying Insurance
XC0002US-0607	Commercial Excess Liability Policy
XC2110US-0306	Claims Made/Extended Reporting Provision Endorsement
XC2111US-1103	Restricted Reporting Endorsement
AP2103US-0607	Minimum Policy Premium
XC2108US-0405	Defense Within Limits of Insurance
XC2250US-0403	Unimpaired Aggregate Limit Endorsement (Non-Concurrency)
XC2259US-0104	Sublimited Coverages Exclusion
AP2104US-1012	Common Policy Conditions
AP2107US-0403	Binding Arbitration
XC2135US-1106	Coverage Territory Condition
XC2234US-0403	Designated Products Limitation Endorsement
(Procol Bioprosthesis Vascular Grafts)
AP2031US-0411	Exclusion - Cross Suits
AP2102US-0403	Communicable Disease Exclusion
AP2111US-1105	Exclusion - Punitive Damages
LS2005US-1110	Specified Products Exclusion Endorsement
XC2100US-0403	Nuclear Energy Liability Exclusion Endorsement (Broad Form)
XC2102US-0403 .	Fungi or Bacteria Exclusion
XC2106US-0703	Real and Personal Property Care, Custody or Control Exclusion
XC2123US-1105	Absolute Pollution and Pollution Related Liability - Exclusion
XC2254US-0803	E.R.I.S.A. Exclusion
XC2280US-0811	Business Conduct Exclusion
XC5045US-1211	Exclusions - E-mails, Fax, Phone Calls for Other Methods of Sending, Recording and
Distributing Material or Information
XC5054US-0412	Combined Policy Exclusions - Commercial Excess
AP5027R-0115	Rejection of Coverage for Certified Acts of Terrorism Coverage
XC5055US-0115	Exclusion of Certified Acts of Terrorism and Exclusion of Other Acts of Terrorism
Committed Outside the US and Excl
IL1201-0403	Policy Changes
(Exclusion - BSE (Same as expiring))
AP0100US-0403	Privacy Policy

2

Schedule 10A
Part Number	Description	Manufacturer	Model #	Approximate Cost	Serial #	Date In Service
HJL0114	Pressure Gauge	Ashcroft	T-1082	$335.00	N/A	6/11/03
HJL0115	Pressure Gauge	Ashcroft	T-1082	$335.00	N/A	6/11/03
HJL0136	Laminar flow bench	Airtech	3636	$3,385.00	4950	7/30/14
HJL0138	Laminar flow bench	Airtech	3636	$3,385.00	4952	4/10/14
HJL0139	Laminar flow bench	Airtech	3636	$3,385.00	4953	4/10/14
HJL0143	Laminar flow bench	Airtech	3636	$3,385.00	4957	4/10/14
HJL0144	Laminar flow bench	Airtech	3636	$3,385.00	4958	4/10/14
HJL0145	Laminar flow bench	Airtech	3636	$3,385.00	4959	4/10/14
HJL0173	Pump -Masterflex peristaltic	Cole Parmer	77410-00	$3,234.00	A14000370	4/15/14
HJL0180	Pump Masterflex peristaltic	Cole Parmer	77410-00	$3,234.00	G14000231	7/18/14
HJL0184	MasterFlex peristaltic pump L/S	Cole Parmer	07554-90	$1,150.00	A15000579	4/3/15
HJL0185	MasterFlex peristaltic pump L/S	Cole Parmer	07554-90	$1,150.00	A15000583	4/3/15
HJL0186	MasterFlex peristaltic pump L/S	Cole Parmer	07554-90	$1,150.00	A15001031	2/19/15
HJL0187	MasterFlex peristaltic pump L/S	Cole Parmer	07554-90	$1,150.00	A15001036	2/19/15
HJL0190	23” Shrink Wrap Sealer with Timer	Midwest Pacific	MP-24SWT	$250.00	N/A	6/4/15